J.P. MORGAN SECURITIES LTD.

Central European Media Enterprises Ltd.

370,000,000 Euro

245,000,000 Euro 8.25% Senior Notes due 2012

125,000,000 Euro Senior Floating Rate Notes due 2012

Purchase Agreement

April 29, 2005

J.P. Morgan Securities Ltd.
125 London Wall
London EC2Y 5AJ

Lehman Brothers International (Europe)
25 Bank Street
London, E14 5LE, England

ING Bank N.V. London Branch
60 London Wall
London, EC2M 5TQ

Ladies and Gentlemen:

Central European Media Enterprises Ltd., a Company organized under the laws of Bermuda (the “Company”), proposes to issue and sell to the several Initial Purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom J.P. Morgan Securities Ltd. is acting as representative (the “Representative”), (i) 245,000,000 Euro 8.25% Senior Notes and (ii) 125,000,000 Euro principal amount of its floating rate notes, each due 2012 (the “Notes”). The Notes will be issued pursuant to an Indenture to be dated as of May 5, 2005 (the “Indenture”) among the Company, and Central European Media Enterprises N.V. (“CME N.V.”) and CME Media Enterprises B.V. (“CME B.V.”) (collectively, the “Guarantors”), JPMorgan Chase Bank, N.A., London Branch as security agent (the “Security Agent”), and JPMorgan Chase Bank, N.A., London Branch as trustee (the “Trustee”), and will be guaranteed on a senior basis (the “Guarantees”) by the Guarantors.

The obligations of the Issuer under the Notes will be secured by (a) a first priority pledge of the shares of CME N.V. and CME B.V. and (b) a first priority assignment of the Issuer’s rights under the framework agreement by and between the Issuer and PPF (Cyprus) Ltd. (“PPF”) dated as of December 13, 2004 (the “Framework Agreement”) and the agreement among the Company, PPF, and certain other members of the TV Nova Group to be entered into on the date of the closing of the Acquisition (the “TV Nova Group Agreement”).

The shares of CME N.V. and CME B.V. are collectively referred to as the Pledged Shares, and the Pledged Shares and the first priority assignment of rights under the Framework Agreement and the TV Nova Group Agreement are collectively referred to as the “Collateral”. The share pledges in respect of the Pledged Shares are referred to as the “Share Pledges” and, together with the assignment agreements evidencing the first priority assignment of rights under the Framework Agreement and the TV Nova Group Agreement, the “Security Documents”.

The Notes will be sold to the Initial Purchasers without being registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in reliance upon exemptions therefrom. The Company has prepared a preliminary offering memorandum dated April 15, 2005 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and its subsidiaries, the Notes and the Guarantees. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (this “Agreement”). The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum. References herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.

The Company will use the net proceeds of the Notes to finance the acquisition of the TV Nova Group (as defined in the Framework Agreement) pursuant to the Framework Agreement. Slovenska Televizna Spolocnost s.r.o and Markiza-Slovakia Splocnost s.r.o is a non-consolidated subsidiary of the Company. For the purposes of this Agreement, references to the Company and its subsidiaries shall be deemed to include all companies in the TV Nova Group, even if the closing of the acquisition happens or is deemed to happen on or after the date hereof, Slovenska Televizna Spolocnost s.r.o and Markiza-Slovakia Splocnost s.r.o.

The Company and each of the Guarantors hereby confirm their agreement with the several Initial Purchasers concerning the purchase and resale of the Notes, as follows:

1.    Purchase and Resale of the Notes. (a) The Company agrees to issue and sell the Notes to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Notes set forth opposite such Initial Purchaser's name in Schedule 1 hereto at a price equal to 361,153,241 Euro plus accrued interest, if any, from May 5, 2005 to the Closing Date. The Company will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

(b)   Each of the Company and the Guarantors understands that the Initial Purchasers intend to offer the Notes for resale on the terms set forth in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)  it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

(ii)  it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

(iii)  it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Notes as part of their initial offering except:

(A)  within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Notes is aware that such sale is being made in reliance on Rule 144A; or

(B)  in accordance with the restrictions set forth in Annex A hereto.

(c)   Each Initial Purchaser acknowledges and agrees that each of the Company and the Guarantors and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(f) and 5(g), counsel for the Company and the Guarantors and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex A hereto), and each Initial Purchaser hereby consents to such reliance.

(d)   Each of the Company and the Guarantors acknowledges and agrees that the Initial Purchasers may offer and sell Notes to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Notes purchased by it to or through any Initial Purchaser.

2.    Payment and Delivery. (b) The closing of the purchase of the Notes by the several Initial Purchasers will occur at the offices of Simpson Thacher &Bartlett LLP, One Ropemaker Street, London EC2Y 9HU at 9:00 A.M., London time, on May 5, 2005, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(b)   The Notes sold within the United States to QIBs in reliance on Rule 144A will be represented by one or more global notes in registered form without interest coupons attached (the “144A Global Note”). The Notes sold outside the United States in reliance on Regulation S under the Securities Act (“Regulation S”) will be represented by one or more global notes in registered form without interest coupons attached (together with the Rule 144A Global Note, the “Global Notes”). The Global Notes will be made available for inspection by the Representative not later than 1:00 P.M., London time, on the business day prior to the Closing Date.

(c)   Payment for the Notes shall be made by the Representative on behalf of the several Initial Purchasers in immediately available funds to a common depositary (the “Common Depositary”) for Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) against delivery to the Common Depositary, for the account of the Initial Purchasers, of the Global Notes, with any transfer taxes payable in connection with the sale of the Notes duly paid by the Company.

3.    Representations and Warranties of the Company and the Guarantors. The Company, and the Guarantors jointly and severally represent and warrant to each Initial Purchaser that:

(a)   Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Notes and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum, it being understood and agreed that the only such information is that described in Section 6(b) hereof. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act or any other securities laws has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company or any of the Guarantors, is contemplated.

(b)   Financial Statements. The financial statements and the related notes thereto included in the Preliminary Offering Memorandum and the Offering Memorandum present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby; the other financial information and data included in the Preliminary Offering Memorandum and the Offering Memorandum has been derived from the accounting records or operating systems of the Company and its subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included in the Preliminary Offering Memorandum and the Offering Memorandum (i) present fairly the information shown therein, (ii) have been prepared in accordance with GAAP on a basis consistent with the financial statements and related notes included in the Preliminary Offering Memorandum and the Offering Memorandum (except for the pro forma adjustments specified therein) and represent fairly the transactions described in the Preliminary Offering Memorandum and the Offering Memorandum, (iii) except as set forth in the Offering Memorandum, include all material adjustments to the financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum necessary to give effect to the transactions referred to therein and (iv) the assumptions underlying such pro forma financial information are reasonable and are set forth in the Preliminary Offering Memorandum and the Offering Memorandum.

(c)   No Material Adverse Change. Since the date of the most recent financial statements of the Company and its subsidiaries included in the Offering Memorandum, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development in the business, properties, financial position, results of operations, shareholders’ equity, cashflow or prospects of the Company and its subsidiaries taken as a whole, (ii) other than the Underwriting Agreement between the Company and the Initial Purchasers or their affiliates, dated April 28, 2005 neither the Company nor any of its subsidiaries has entered into any transaction or material agreement, that is of a type which would be required to be disclosed as an exhibit to a registration statement filed in connection with an offering of securities under the U.S. federal securities laws, to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Offering Memorandum.

(d)   Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and, where applicable, in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and, where applicable, are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial position, results of operations, shareholders’ equity, cashflow or prospects of the Company and its subsidiaries taken as a whole, or on the performance by the Company and its subsidiaries of its obligations under the Notes and the Guarantees (a “Material Adverse Effect”). Except as disclosed in the notes to the financial statements included in the Offering Memorandum, none of the Company or any of its material subsidiaries is in bankruptcy, liquidation or receivership or subject to any similar proceeding. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in the notes to the financial statements included in the Offering Memorandum.

(e)   Capitalization. The Company has capitalization as set forth in the Preliminary Offering Memorandum and the Offering Memorandum under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of the Company and of each direct and indirect subsidiary of the Company, which, in the case of shares of subsidiaries that are owned by the Company, have been duly and validly authorized and issued, are fully paid and non-assessable and, in the case of shares of subsidiaries, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as otherwise disclosed in the Offering Memorandum. Except as otherwise disclosed in the Offering Memorandum there are no outstanding options, warrants or other rights to purchase or acquire any shares of the Company or any shares of its subsidiaries owned by the Company or one of its subsidiaries.

(f)   Due Authorization. The Company and each of the Guarantors, as applicable, have full right, power and authority to execute and deliver this Agreement, the Notes, the Indenture (including the Guarantees set forth therein), the Security Documents and any other agreement or instrument entered into with respect to the offering of the Notes (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action (corporate or other) required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(g)   The Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(h)   The Notes and the Guarantees. The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(i)   The Purchase Agreement. This Agreement has been duly executed and delivered by the Company and each of the Guarantors, and when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions.

(j)   The Security Documents. Each of the Security Documents has been duly executed and delivered by the pledgors, and when duly executed and delivered in accordance with their respective terms by each of the other parties thereto, will constitute valid and legally binding agreements of each of the pledgors enforceable against each of the pledgors in accordance with their terms.

(k)   Creation, Enforceability and Perfection of Security Interests. The applicable pledging entity under each Security Document owns the relevant collateral covered by such Security Document (the “Collateral”), free and clear of any security interest, mortgage, pledge, lien, encumbrance, restrictions on transfer or any other similar claim of any other third party. All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral to be created under the Security Documents have been or will be at or prior to the Closing Date duly made or taken and are or will be at or prior to the Closing Date in full force and effect and, together with the execution and delivery of the Security Documents by the Company and each Guarantor, will create a valid and enforceable first ranking security interest in the Collateral securing the obligations of the Company and each Guarantor under the Indenture.

(l)   Descriptions and Fair Summaries. The descriptions in the Offering Memorandum of statutes, legal, governmental and regulatory proceedings and contracts and other documents are accurate in all material respects; the statements in the Offering Memorandum under the headings “Description of other indebtedness”, “Material Bermuda and United States federal income tax considerations”,” “Risk factors—Enforcement of civil liabilities and judgments may be difficult”, and “Risk factors—Risks relating to the TV Nova Acquisition and the Krsak Agreement” “—Enforcement of Civil Liabilities and Judgments may be difficult” fairly summarize the matters therein described in all material respects; and each Transaction Document conforms in all material respects to the description thereof contained in the Offering Memorandum.

(m)   No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject or (iii) in violation of any license, authorization, law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(n)   No Conflicts. The authorization, execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Notes (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)   No Consents Required. No consent, approval, authorization, order, filing, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Notes (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable securities laws in connection with the purchase and resale of the Notes by the Initial Purchasers.

(p)   Legal Proceedings. Except as described in the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Company and each of the Guarantors no such investigations, actions, suits or proceedings are threatened by any governmental or regulatory authority or by others.

(q)   Independent Accountants. Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, with the exception of the companies of the TV Nova Group, and KPMG Ceska republika, s.r.o. who have certified certain financial statements of the TV Nova Group, are each independent public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder and applicable accounting rules and regulations. The report of Deloitte & Touche LLP on the audited financial statements of the Company included in the Preliminary Offering Memorandum and the Offering Memorandum does not contain any limitation or restriction on the ability of the Initial Purchasers or the purchasers of the Notes to rely upon such report. The report of KPMG Ceska republika, s.r.o. on the audited financial statements of TV Nova Group included in the Preliminary Offering Memorandum and the Offering Memorandum does not contain any limitation or restriction on the ability of the Initial Purchasers or the purchasers of the Notes to rely upon such report.

(r)   Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s)   Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, computer software and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses except where the failure to possess, or own such rights would not have a Material Adverse Effect; and to the knowledge of the Company the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others and are unaware of any facts which would form a reasonable basis for any such claim, except as to such conduct or infringement which would not have a Material Adverse Effect.

(t)   Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(u)   Passive Foreign Investment Company. The Company is not, and does not expect to become, a “passive foreign investment company” as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(v)   Taxes. Except as would not have a Material Adverse Effect, the Company and its subsidiaries have paid all national, regional, local and other taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(w)   No Withholding Tax. All payments to be made by the Company under this Agreement and, except as otherwise disclosed in the Offering Memorandum, all interest, principal, premium, if any, additional amounts, if any, and other payments on or under the Notes or the Guarantees may, under the current laws and regulations of Bermuda, the Netherlands Antilles and the Netherlands or any political subdivision or any authority or agency therein or thereof having power to tax, or of any other jurisdiction in which the Company or a Guarantor, as the case may be, is organized or is otherwise resident for tax purposes or any jurisdiction from or through which a payment is made (each, a “Relevant Taxing Jurisdiction”), be paid in euro that may be converted into another currency and freely transferred out of the Relevant Taxing Jurisdiction and all such interest on the Notes will not be subject to withholding or other taxes under the current laws and regulations of the Relevant Taxing Jurisdiction and are otherwise payable free and clear of any other tax, withholding or deduction in the Relevant Taxing Jurisdiction and without the necessity of obtaining any governmental authorization in the Relevant Taxing Jurisdiction.

(x)   Stamp Duty. Except as otherwise disclosed in the Offering Memorandum, no stamp, issuance, transfer or other similar taxes or duties are payable by or on behalf of the Initial Purchasers in Bermuda, the Netherlands Antilles and the Netherlands, the United Kingdom or the United States or any political subdivision or taxing authority thereof or therein on (i) the creation, issue or delivery by the Company of the Notes, (ii) the creation, issue or delivery by the Guarantors of the Guarantees, (iii) the purchase by the Initial Purchasers of the Notes in the manner contemplated by this Agreement, (iv) the resale and delivery by the Initial Purchasers of the Notes contemplated by this Agreement or (v) the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

(y)   No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company and each of the Guarantors, is threatened which could, individually or in the aggregate, have a Material Adverse Effect; to the best knowledge of the Company and each of the Guarantors, no labor disturbance by or dispute with employees or agents of suppliers or customers of the Company or any of its subsidiaries is threatened which could, individually or in the aggregate, have a Material Adverse Effect.

(z)   Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate national, regional, local or other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where receipt of such notice of any revocation or modification of any such license, certificate, permit or authorization would not have a Material Adverse Effect.

(aa)         Books and Records. The minute books and records of the Company, each of its subsidiaries relating to proceedings of their respective shareholders, boards of directors and committees of their respective boards of directors made available to counsel for the Initial Purchasers are their original minute books and records or are true, correct and complete copies thereof, with respect to all proceedings of said shareholders, boards of directors and committees since January, 2002, through the date hereof. In the event that definitive minutes have not been prepared with respect to any proceedings of such shareholders, boards of directors or committees, the Company has provided counsel for the Initial Purchasers with originals or true, correct and complete copies of draft minutes, which drafts, if any, reflect all material events that occurred in connection with such proceedings.

(bb)        Compliance With Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable international, national, regional, local and other laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses (collectively, “Environmental Permits”), and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply with, or failure to receive required permits, licenses or approvals, or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are not aware of any pending investigation which might reasonably be expected to lead to a claim of such liability, except any such liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(cc)         Compliance With Employee Arrangements. Except as would not be reasonably expected to have a Material Adverse Effect, each benefit and compensation plan, agreement, policy and arrangement that is maintained, administered or contributed to by the Company or any of its subsidiaries for current or former employees or directors of, or independent contractors with respect to, the Company or any of its subsidiaries, or with respect to which any of such entities could reasonably be expected to have any current, future or contingent liability or responsibility, has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations; the Company and each of its subsidiaries and each of their respective affiliates have complied with all applicable statutes, orders, rules and regulations in regard to such plans, agreements, policies and arrangements.

(dd)         Related Party Transactions. Except as otherwise disclosed in the Offering Memorandum, no material relationship, direct or indirect, exists between or among any of the Company or any of its subsidiaries on the one hand, and any director, officer, shareholder, or other affiliate of the Company or any of its subsidiaries on the other hand, which is material to either entity having an interest in the relationship.

(ee)          Insurance. Except as would not be reasonably expected to have a Material Adverse Effect the Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and except as would not be reasonably expected to have a Material Adverse Effect their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ff)           Accounting Controls. Except as otherwise disclosed in the Offering Memorandum, the Company makes and keeps books and records which are accurate in all material respects and maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg)        No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any applicable law or regulation implementing the OECD convention on Combating Bribery of Foreign Public Officials in International Business Transactions, (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(hh)        Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of Bermuda and the European Union, so far as the Company and each of the Guarantors are aware, and any related or similar statutes, rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and each of the Guarantors, threatened.

(ii)          Solvency. On and immediately after the Closing Date, each of the Company and the Guarantors (after giving effect to the issuance of the Notes, the application of the proceeds therefrom and the other transactions related thereto as described in the Preliminary Offering Memorandum and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company or any Guarantor is not less than the total amount required to pay the liabilities of the Company or such Guarantor on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company and each Guarantor is able to realize upon its assets and pay its debts, and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming consummation of the issuance of the Notes as contemplated by this Agreement, the Preliminary Offering Memorandum and the Offering Memorandum, none of the Company or any Guarantor is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (v) neither the Company nor any of the Guarantors is over-indebted or otherwise insolvent within the meaning of such insolvency law as may be applicable to the Company or any of the Guarantors; and (vi) no proceedings have been commenced for purposes of, and no judgment has been rendered for, the administration, liquidation, bankruptcy or winding-up of the Company or any of its material subsidiaries.

(jj)          No Restrictions on Subsidiaries. Except as would not be reasonably expected to have a Material Adverse Effect, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends, from making any other distribution on such subsidiary’s capital stock, from repaying any intercompany loans or advances or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(kk)        No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement, the Underwriting Agreement dated as of April 28, 2005 among the Initial Purchasers, or their affiliates, and the Company, and the Engagement Letter among the Company and the Initial Purchasers dated March 11, 2005) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.

(ll)          Rule 144A Eligibility. On the Closing Date, the Notes and the Guarantees will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company or any Guarantor that are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Notes, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(mm)      No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Notes and the Guarantees in a manner that would require registration of the Notes and the Guarantees under the Securities Act.

(nn)       No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S, and all such persons have complied with the offering restrictions requirement of Regulation S.

(oo)      Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex A hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Notes to the Initial Purchasers and the offer, resale and delivery of the Notes by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(pp)       No Stabilization. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

(qq)       Stabilization Notice. The Company has been informed of the existence of the United Kingdom Financial Services Authority stabilizing guidance contained in Section MAR 2, Ann 2G of the Handbook of rules and guidance issued by the Financial Services Authority; and none of the Company or any Guarantor has taken any action or omitted to take any action (such as issuing any press release relating to any Notes without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided under the Financial Services and Markets Act 2000 (“FSMA”).

(rr)         Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum and the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss)       Margin Rules. Neither the issuance, sale and delivery of the Notes nor the application of the proceeds thereof by the Company as described in the Offering Memorandum will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(tt)        Statistical and Market Data. The industry, statistical and market-related data included in the Preliminary Offering Memorandum and the Offering Memorandum is based on or derived from sources that the Company and the Guarantors believe to be reliable and accurate in all material respects.

(uu)       U.S. Jurisdiction. Each of the Company and the Guarantors has the power to submit, and pursuant to this Agreement and each other Transaction Document governed by New York law has submitted, or at the Closing Date will have submitted, legally, validly, effectively and irrevocably, to the jurisdiction of any U.S. Federal or New York State court in the Borough of Manhattan in the City of New York, New York; and each of the Company and the Guarantors has the power to designate, appoint and empower, and pursuant to this Agreement and each other Transaction Document governed by New York law has, or at the Closing Date will have, designated, appointed and empowered, validly, effectively and irrevocably, an agent for service of process in any suit or proceeding based on or arising under this Agreement and each such Transaction Document in any U.S. Federal or New York State court in the Borough of Manhattan in the City of New York, as provided herein and in such Transaction Documents.

(vv)        No Immunity. None of the Company or any of its subsidiaries, and none of their respective properties or assets, has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, executing or otherwise) under the laws of any jurisdiction in which it has been incorporated or in which any of its property or assets are held.

(ww)       Compliance with Sanction Legislation. The Company, on behalf of itself and its subsidiaries, represents and warrants that none of the issue and sale of the Notes, the execution, delivery and performance of the Transaction Documents, the use of proceeds from the offering, or the consummation of any other transaction contemplated hereby or the fulfillment of the terms hereof, or the provision of services to any of the foregoing will result in a violation by any person (including, without limitation, the Initial Purchasers) of any trade, economic or military sanctions issued against any nation by the United Nations or any governmental or regulatory authority of the European Union, the United States, the United Kingdom or, or any orders or licenses publicly issued under the authority of any of the foregoing.

(xx)          Exchange Listing. Application has been made to list the Notes on the Luxembourg Stock Exchange (the “Exchange”) and, in connection therewith, the Company has caused to be prepared and submitted to the Exchange a listing application with respect to the Notes.

(yy)         Compliance with FSMA. Neither the Company nor any of the Guarantors has distributed and, prior to the later to occur of (i) the Closing Date and (ii) the completion of the distribution of the Notes, will not distribute any material in connection with the offering and sale of the Notes other than the Preliminary Offering Memorandum or the Offering Memorandum or other materials, if any, permitted by the Securities Act and FSMA (or regulations promulgated pursuant to the Securities Act or FSMA) and approved by the parties to this Agreement.

4.    Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

(a)   Delivery of Copies. The Company will deliver to the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b)   Amendments or Supplements. Before making or distributing any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum, the Company and each of the Guarantors will furnish to the Representative and counsel for the Initial Purchasers copies of the proposed amendment or supplement for review, and will not distribute any such proposed amendment or supplement to which the Representative or the counsel to the Initial Purchasers reasonably objects unless such amendment or supplement is required to be made or distributed by applicable provisions of U.S. federal securities laws.

(c)   Notice to the Representative. The Company and each of the Guarantors will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or promptly upon becoming aware of the initiation or threatening of any proceeding for that purpose, (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Notes as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading and (iii) of the receipt by the Company or each of the Guarantors of any notice with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or promptly upon becoming aware of the initiation or threatening of any proceeding for such purpose; and the Company and each of the Guarantors will use their reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification of the Notes and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(d)   Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Notes (as notified by the Initial Purchasers to the Company) (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare, at its own expense and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(e)   Qualification of the Notes. The Company and each of the Guarantors will qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Notes; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(f)   Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of each Initial Purchaser, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year (other than the Notes).

(g)   Use of Proceeds. The Company will apply the net proceeds from the sale of the Notes as described in the Offering Memorandum under the heading “Use of Proceeds”.

(h)   Supplying Information. While the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company and each of the Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act and not exempt from reporting under Rule 12g3-2(b) under the Exchange Act, furnish to holders of the Notes and prospective purchasers of the Notes designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(i)    Euroclear and Clearstream. The Company will assist the Initial Purchasers in arranging for the Notes to be eligible for clearance and settlement through Euroclear and Clearstream and to maintain such eligibility for so long as the Notes remain outstanding.

(j)    No Resales by the Company. During the period from the Closing Date until two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been acquired by any of them, except for Notes purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(k)   No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Notes in a manner that would require registration of the Notes under the Securities Act.

(l)    No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(m)   No Stabilization. Neither the Company nor any of its subsidiaries will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

(n)   Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Notes on the Exchange and to maintain such listing on the Exchange, and to have the Notes admitted to trading on the Exchange as promptly as practicable after the date hereof, and in any event prior to the date of the first interest payment on the Notes. If the Notes cease to be listed on the Exchange, the Company shall use its reasonable best efforts as soon as practicable to list such Notes on a stock exchange to be agreed between the Company and the Representative.

(o)   Taxes. The Company and each of the Guarantors will, jointly and severally, indemnify and hold harmless the Initial Purchasers against any documentary, stamp or similar issuance tax, including any interest and penalties, in Bermuda or any other jurisdiction, on the creation, issuance and sale of the Notes and on the initial resale thereof by the Initial Purchasers and on the execution and delivery of this Agreement.

(p)   Payments. The Company further agrees that all amounts payable hereunder shall be paid in euro and free and clear of, and without any deduction or withholding for or on account of, any current or future taxes (other than income taxes), levies, imposts, duties, charges or other deductions or withholdings levied in any jurisdiction from or through which payment is made, unless such deduction or withholding is required by applicable law, in which event the Company will pay additional amounts so that the persons entitled to such payments will receive the amount that such persons would otherwise have received but for such deduction or withholding after allowing for any tax credit or other benefit each such person receives by reason of such deduction or withholding.

(q)   Press Releases. Prior to the Closing Date and for a period of 40 days, subsequent to the Closing Date, neither the Company nor any of the Guarantors will issue any press release or other communication or hold any press conference (except for routine communications in the ordinary course of business consistent with past practice) with respect to the Company or any of its subsidiaries, the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company or any of its subsidiaries, without the prior consent of the Initial Purchasers (such consent not to be unreasonably withheld and provided that if no response is received from the Initial Purchasers within 24 hours of receipt by the Initial Purchasers of such draft press release or other communication or notice of a press conference, as the case may be, such consent will be deemed to have been given), unless in the judgment of the Company and the Guarantors and their counsel, and after notification to the Initial Purchasers, such press release or communication is required by law or except as issued in accordance with the Securities Act and the rules and regulations promulgated thereunder.

(r)   Interim Financial Statements. Prior to Closing, the Company shall furnish to the Initial Purchasers any unaudited interim financial statements, management accounts or similar information of the Company or the Company’s group promptly after they have been prepared in final form, for any periods subsequent to the periods covered by the financial statements appearing in the Preliminary Offering Memorandum and the Offering Memorandum.

(s)   Legends. Each certificate for a Note will bear a legend in “Transfer Restrictions” in the Final Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

5.    Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Notes on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)   Delivery and Accuracy of Offering Memorandum. The Final Offering Memorandum (and any amendments or supplements thereto) will have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or after the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree.

(b)   Representations and Warranties and Agreements. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date; and the Company and each of the Guarantors shall have complied with all agreements and all conditions to be performed or satisfied on their part hereunder at or prior to the Closing Date.

(c)   No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading, which shall include imposing a condition on the Company retaining any rating assigned to the Company, shall have occurred in the rating accorded the Notes or any other debt securities or preferred stock issued or guaranteed by the Company or any of the Guarantors by Moody’s Investor Services, Inc. (“Moody’s”) or Standard & Poors, a part of The McGraw-Hill Companies, Inc. (“S&P”) or any other “internationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any other debt securities or preferred stock issued or guaranteed by the Company or any of the Guarantors (other than an announcement with positive implications of a possible upgrading).

(d)   No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(c) hereof shall have occurred or shall exist, which event or condition is not described in the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

(e)   Officer’s Certificates. The Representative shall have received on and as of the Closing Date a certificate or certificates of an executive officer of the Company and of each Guarantor who has specific knowledge of the financial matters of the Company or of such Guarantor, as applicable, and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Offering Memorandum and, to the best knowledge of such officer, the representation set forth in Section 3(a) hereof is true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) to the effect set forth in paragraphs (c) and (d) above and (iv) as to such other matters as the Representative may reasonably request.

(f)   Comfort Letters. On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP and KPMG Ceska republika, s.r.o. shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Preliminary Offering Memorandum and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date. Such letters shall not contain any statement purporting to limit the liability of Deloitte & Touche LLP and KPMG Ceska republika, S.r.o. with respect to such letters (other than the limitations contained in the drafts agreed on April 29, 2005) or specify that any such liability must be adjudicated by a court in the jurisdiction of Deloitte & Touche LLP and KPMG Ceska republika, s.r.o. or, to the extent that the laws of the jurisdiction of Deloitte & Touche LLP and KPMG Ceska republika, S.r.o. provide for any such limitation or forum for adjudication, such letters shall expressly waive such provisions to the fullest extent permitted by applicable law.

(g)   Opinions of Counsel for the Company and the Guarantors. Each of Katten Muchin Zavis Rosenman, U.S. counsel for the Company and the Guarantors, Conyers Dill & Pearman, Bermuda counsel for the Company and the Guarantors, Loyens & Loeff, The Netherlands counsel to the Company and the Guarantors, Loyens & Loeff, The Netherlands Antilles counsel to the Company and the Guarantors, and Daniel Penn, Esq., general counsel to the Company and the Guarantors, shall have furnished to the Representative, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative. Such opinions of counsel shall not contain any statement purporting to limit the liability of such counsel with respect to such opinion or specify that any such liability must be adjudicated by a court in the jurisdiction of such counsel or, to the extent that the laws of the jurisdiction of such counsel provide for any limitation or forum of adjudication, such opinion shall expressly waive such provisions to the fullest extent permitted by applicable law.

(h)   Opinion of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)    Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of, where applicable, the good standing of the Company and its subsidiaries listed in Schedule 2 to this Agreement in their respective jurisdictions of organization and, where applicable, their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(j)    No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any national, regional, local or other governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantees; and no injunction or order of any supranational, national, regional, local or other court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantees.

(k)           Euroclear and Clearstream. The Notes shall be eligible for clearance and settlement through Euroclear and Clearstream.

(l)    Acquisition. On the Closing Date the Initial Purchasers shall have received confirmation from the Company that the acquisition of the TV Nova Group has been consummated on the terms and in all material respects as contemplated by the Framework Agreement.

(m)   Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents, including secretary’s certificates of the Company and each of the Guarantors, as the Representative may reasonably request in form and substance reasonably satisfactory to the Representative.

(n)   Indenture. The Indenture (in form and substance satisfactory to the Initial Purchasers) shall have been duly executed and delivered by the Company, each of the Guarantors and the Trustee on the Closing Date and shall be in full force and effect on such date and the Notes shall have been duly executed and delivered by the Company and each of the Guarantors and duly authenticated by the Trustee on the Closing Date.

(o)   Transaction Documents. On the Closing Date, the Transaction Documents (in the form reasonably satisfactory to the Initial Purchasers) shall have been duly and validly executed and delivered by the Company, the Guarantors, the Trustee and the Security Agent.

(p)   Officer’s Certificate of the Trustee. The Trustee shall have furnished to the Initial Purchasers an officer’s certificate, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

(q)   Officer’s Certificate of the Security Trustee. The Security Trustee shall have furnished to the Initial Purchasers an officer’s certificate, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

(r)   Security Documents. The Security Documents shall have been duly executed and delivered by the parties thereto, the security interests created pursuant thereto shall be effective and the Security Agent shall hold a valid and perfected first-priority security interest in the Collateral securing the obligations of the Company and the Guarantors, in each case, for the benefit of the Trustee and the benefit of holders of the Notes on or prior to, and as of, the Closing Date.

(s)   Appointment of Agents. The Company shall have appointed the Trustee, or an agent satisfactory to the Trustee, to act as registrar, transfer agent and principal paying agent under the Indenture, and shall have appointed a Luxembourg paying agent and transfer agent under the Indenture. The Company shall have appointed the Security Agent to act as security agent under the Security Documents.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

6.    Indemnification and Contribution.

(a)   Indemnification of the Initial Purchasers. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein (it being understood that the only such information is that described in Section 6(b) hereof); provided, that with respect to any such untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Initial Purchaser and any such loss, claim, damage or liability of or with respect to such Initial Purchaser results from the fact that both (i) a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Notes to such person and (ii) the untrue statement in or omission from such Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Company or any of the Guarantors with the provisions of Section 4(a) hereof.

(b)   Indemnification of the Company and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, their respective directors and officers and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the sixth, eighth and eleventh paragraphs relating to the Initial Purchasers under the heading “Plan of Distribution” in the Offering Memorandum.

(c)   Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall be entitled to participate in, and assume the defense of, such proceeding with counsel reasonably satisfactory to the Indemnified Person and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person, (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons and that all such fees and expenses shall be reimbursed as they are incurred provided that the Indemnifying Person shall be reimbursed for such fees and expenses if such Indemnified Person is not found liable by final non-appealable judgment and the Indemnified Person has actually received reimbursement for such fees and expenses from a third party. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities Ltd. and any such separate firm for the Company, the Guarantors and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is a party and indemnification has been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)   Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Notes and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Notes. The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)   Limitation on Liability. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Notes exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)   Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

7.    Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange and the London Stock Exchange or the over-the-counter market, (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities shall have been declared by U.S. Federal or New York State authorities or by the competent governmental or regulatory authorities in the United Kingdom, (iv) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism or any change in financial markets or any calamity, crisis, or emergency either within or outside the United States that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement and the Offering Memorandum or (v) exchange controls shall have been imposed by the United States or the United Kingdom.

8.    Defaulting Initial Purchaser.(c) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Notes that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Notes by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Notes on such terms. If other persons become obligated or agree to purchase the Notes of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 8, purchases Notes that a defaulting Initial Purchaser agreed but failed to purchase.

(b)   If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser's pro rata share (based on the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder) of the Notes of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)   If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 9 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

(d)   Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

9.    Payment of Expenses. (d) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses (together with any value added tax thereon) incidental to the performance of their respective obligations hereunder, including without limitation, (i) the costs incidental to the authorization, issuance, sale, preparation and delivery of the Notes and any taxes payable in that connection; (ii) the costs incidental to the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ and the Initial Purchasers’ respective legal counsel (provided that the Company shall not pay or cause to be paid legal fees of counsel to Initial Purchasers in excess of 900,000 Euro) and all external accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Notes and all fees and expenses relating to the rating agency process, including those incident to making presentations to the rating agencies; (vii) the fees and expenses of the Trustee, the Security Agent and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the application for the Notes’ eligibility for clearance and settlement through Euroclear and Clearstream; (ix) all expenses incurred by the Company, the Guarantors and the Initial Purchasers in connection with any “road show” presentation to potential investors; (x) all expenses and application fees related to the listing of the Notes on the Exchange; (xi) the costs of preparing certificates evidencing the Notes; (xii) the fees and expenses of any Authorized Agent (as defined in Section 13 hereof); (xiii) the costs and charges of any transfer agent or registrar; (xiv) all stamp or other issuance or transfer taxes or governmental duties, if any, payable by the Initial Purchasers in connection with the offer and sale of the Notes to the Initial Purchasers and resales by the Initial Purchasers to the purchasers thereof; (xv) all out-of-pocket costs and expenses incurred by the Initial Purchasers in connection with this Agreement and the transactions contemplated hereby (including reasonable fees and other charges of professional advisors subject to the cap on legal fees set out in Section 9(a)(iv)) not otherwise specifically provided for herein; and (xvi) all other costs and expenses incident to the performance by the Company and the Guarantors of their respective obligations under this Agreement and the Transaction Documents, whether or not otherwise specifically provided for in this Section.

(b)   If (i) this Agreement is terminated pursuant to Section 7, (ii) the Company for any reason fails to tender the Notes for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Notes for any reason permitted under this Agreement, the Company and each of the Guarantors jointly and severally agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

10.   Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Notes from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

11.   Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Initial Purchasers.

Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in London and New York that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (“TARGET”) payment system is open for the settlement of payments in euro; (c) the term “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended; (d) the terms “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (e) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

12.   Miscellaneous. (e) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers.

(b)   Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities Ltd., 125 London Wall, London EC2Y 5AJ (fax: +44 (0) 207 325 4126; Attention: Stephen Eichenberger); with a copy to Simpson Thacher & Bartlett LLP, CityPoint, One Ropemaker Street, London EC2Y 9HU, England (fax: +44 (0) 207 275 6502; Attention: Walter Looney, Esq. Notices to the Company and the Guarantors shall be given to them in care of CME Development Corporation, 8th Floor, Aldwych House, 71-91 Aldwych, London WC2B 4HN, England, (fax: +44 (0) 207 430 5403); Attention: Daniel Penn, Esq.; with a copy to Katten Muchin Zavis Rosenman, 575 Madison Avenue, New York, NY 10022, USA (fax: +1 212 940 8776); Attention: Robert L. Kohl, Esq.

(c)   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)   Submission to Jurisdiction. The Company and each of the Guarantors irrevocably submit to the non-exclusive jurisdiction of any U.S. Federal or New York State court in the Borough of Manhattan in the City, County and State of New York, United States of America, in any legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company and each of the Guarantors irrevocably waive the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. To the extent permitted by law, the Company and each of the Guarantors hereby waive any objections to the enforcement by any competent court in Bermuda, the Netherlands and the Netherlands Antilles of any judgment validly obtained in any such court in New York on the basis of any such legal suit, action or proceeding. The Company and each of the Guarantors have appointed CT Corporation System (the “Authorized Agent”) as their authorized agent upon whom process may be served in any such legal suit, action or proceeding. Such appointment shall be irrevocable. The Authorized Agent has agreed to act as said agent for service of process and the Company and each of the Guarantors agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. The Company and each of the Guarantors further agree that service of process upon the Authorized Agent and written notice of said service to the Company and the Guarantors shall be deemed in every respect effective service of process upon the Company and the Guarantors in any such legal suit, action or proceeding. Nothing herein shall affect the right of any Initial Purchaser or any person controlling any Initial Purchaser to serve process in any other manner permitted by law. The provisions of this Section 13(d) are intended to be effective upon the execution of this Agreement without any further action by the Company or any of the Guarantors and the introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence as to such matters.

(e)   Waiver of Immunity. To the extent the Company or any of the Guarantors or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the competent jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any competent jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, any of the Transaction Documents or any of the transactions contemplated hereby or thereby, the Company and each of the Guarantors hereby irrevocably and unconditionally waive, and agree not to plead or claim, any such immunity and consent to such relief and enforcement.

(f)   Currency. Any payment on account of an amount that is payable to the Initial Purchasers in a particular currency (the “Required Currency”) that is paid to or for the account of the Initial Purchasers in lawful currency of any other jurisdiction (the “Other Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Company or any Guarantor or for any other reason shall constitute a discharge of the obligation of such obligor only to the extent of the amount of the Required Currency which the recipient could purchase in the New York or London foreign exchange markets with the amount of the Other Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first day (other than a Saturday or Sunday) on which banks in New York or London are generally open for business following receipt of the payment first referred to above. If the amount of the Required Currency that could be so purchased (net of all premiums and costs of exchange payable in connection with the conversion) is less than the amount of the Required Currency originally due to the recipient, then the Company and each of the Guarantors shall jointly and severally indemnify and hold harmless the recipient from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations of the Company and each of the Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any person owed such obligation from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or any judgment or order.

(g)   Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(h)   Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

Central European Media Enterprises Ltd.

By ____________________
Title:

Central European Media Enterprises N.V.

By ____________________
Title:

CME Media Enterprises B.V.

By ____________________
Title:

Accepted: April 29, 2005

J.P. MORGAN SECURITIES LTD.

By: ___________________________
Authorized Signatory

LEHMAN BROTHERS INTERNATIONAL (EUROPE)

By: ___________________________
Authorized Signatory

ING BANK N.V., LONDON BRANCH

By: ___________________________
Authorized Signatory

By: ___________________________
Authorized Signatory

Schedule 1
Initial Purchasers		Principal Amount
J.P. Morgan Securities Ltd.		166,500,000 Euro
Lehman Brothers International (Europe)		129,500,000
ING Bank N.V., London Branch		74,000,000
	Total	370,000,000 Euro

Schedule 2

Subsidiaries of the Company
Company	Jurisdiction of Organization
Media Pro International S.A.	Romania
Media Vision S.R.L.	Romania
MPI Romania B.V.	Netherlands
Pro TV S.A.	Romania
Radio Pro S.R.L.	Romania
International Media Services Ltd.	Bermuda
Innova Film GmbH	Germany
Enterprise “Inter-Media”	Ukraine
TV Media Planet Ltd.	Cyprus
Broadcasting Company “Studio 1+1”	Ukraine
Slovenska Televizna Spolocnost s.r.o.	Slovak Republic
Markiza-Slovakia, Spol. S.r.o.	Slovak Republic
Gamatex s.r.o.	Slovak Republic
ADAM a.s.	Slovak Republic
MM TV 1 d.o.o.	Slovenia
Produkcija Plus d.o.o.	Slovenia
POP TV d.o.o.	Slovenia
Kanal A d.o.o.	Slovenia
MTC Holding d.o.o.	Slovenia
Nova TV d.d.	Croatia
Operativna Kompanija d.o.o.	Croatia
Media House d.o.o.	Croatia
CME Media Enterprises B.V.	Netherlands
CME Czech Republic B.V.	Netherlands
CME Czech Republic II B.V.	Netherlands
CME Germany B.V.	Netherlands
CME Hungary B.V.	Netherlands
CME Poland B.V.	Netherlands
CME Romania B.V.	Netherlands
CME Ukraine Holding GmbH	Austria
CME Cyprus Holding Ltd.	Cyprus
CME Germany GmbH	Germany
CME Development Corporation	USA
Central European Media Enterprises N.V.	Netherlands Antilles
Central European Media Enterprises II B.V.	Netherlands Antilles

Annex A

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Notes outside the United States:

(a) Each Initial Purchaser acknowledges that the Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)      Such Initial Purchaser has offered and sold the Notes, and will offer and sell the Notes, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Notes and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii)     None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Notes, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii)    At or prior to the confirmation of sale of any Notes sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Notes from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes and the date of original issuance of the Notes, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

(iv)    Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Notes, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c)   Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)      it has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulations 1995 (as amended);

(ii)     it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and

(iii)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(d)   Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Notes, or possession or distribution of the Preliminary Offering Memorandum, the Offering Memorandum or any other offering or publicity material relating to the Notes, in any country or jurisdiction where action for that purpose is required.